KRISPY KREME REPORTS FINANCIAL RESULTS FOR THE
FOURTH QUARTER AND FISCAL YEAR ENDED FEBRUARY 1, 2015

Reaffirms Fiscal 2016 Adjusted EPS Outlook of $0.79 to $0.85

Winston-Salem, NC – March 11, 2015 – Krispy Kreme Doughnuts, Inc. (NYSE: KKD) (the “Company”) today reported financial results for the fourth quarter and fiscal year ended February 1, 2015, and reaffirmed its adjusted EPS outlook for fiscal 2016 (ending January 31, 2016).

Fourth Quarter Fiscal 2015 Highlights Compared to the Year-Ago Period:

●	Revenues increased 11.2% to $125.4 million from $112.7 million
●	Systemwide store count rose 6.7% in the quarter to 987 Company and franchise shops worldwide
●	Systemwide domestic same store sales rose 3.6%, including a 1.7% gain at Company shops; constant-currency international franchise same store sales declined 2.6%
●	Adjusted net income rose 36.3% to $11.4 million ($0.17 per share) from $8.3 million ($0.12 per share); adjusted net income and adjusted earnings per share are non-GAAP measures (see the reconciliation of GAAP to adjusted earnings accompanying this release)
●	Net income was $6.5 million ($0.10 per share) compared to $14.8 million ($0.21 per share) last year; net income in the prior year quarter included unusual income tax credits totaling $10.3 million ($0.14 per share)
●	Cash provided by operating activities was $17.2 million compared to $15.9 million last year

Fiscal 2015 Highlights Compared to Last Year:

●	Revenues increased 6.5% to $490.3 million from $460.3 million
●	Systemwide store count rose 19.2% during the year to 987 Company and franchise shops worldwide
●	Systemwide domestic same store sales rose 3.1%, including a 1.2% gain at Company shops; constant-currency international franchise same store sales declined 2.6%
●	Adjusted net income rose 11.6% to $48.3 million ($0.70 per share) from $43.2 million ($0.61 per share)
●	Net income was $30.1 million ($0.44 per share) compared to $34.3 million ($0.48 per share) last year; net income in the prior year reflected unusual income tax credits totaling $10.3 million ($0.14 per share)
●	Cash provided by operating activities was $62.9 million compared to $56.9 million in fiscal 2014
●	The Company repurchased 2.2 million of its common shares for $39.2 million; $43.4 million remains under the current share repurchase authorization

President and Chief Executive Officer Tony Thompson commented: “We are pleased with the Company’s continuing momentum in fiscal 2015. This past year, we increased adjusted net income by nearly 12%, significantly outpacing our almost 7% revenue growth, and completed our sixth consecutive year of positive same-store sales at Company stores. Systemwide unit count increased over 19%, positioning Krispy Kreme as one of the fastest growing chains within the QSR industry. We are growing again in a disciplined and sustainable manner with a variety of shop formats designed to meet individual market needs. We continue to refine and improve our model to better meet consumer needs and deliver outstanding financial returns.”

Thompson continued: “In the fourth quarter, we scaled back our promotional incentive activities, which had a positive effect on Company shop operating margins. We also achieved two significant development milestones – eight Company store openings in a single quarter, which is more than we have opened annually in any each year since 2005, and a record 57 international franchise store openings in 13 countries.”

Thompson concluded: “Realizing our vision for the Krispy Kreme brand is predicated on four key business drivers: accelerating global growth; leveraging technology; enhancing our core menu; and maximizing brand awareness. We are executing across all of these areas with the underlying goals of spreading the joy of Krispy Kreme and positioning ourselves for further value creation for our shareholders. Fiscal 2016 began with another important milestone, our 1,000th store worldwide celebration, which is a great way to start what we believe will be another year of sustainable growth at Krispy Kreme.”

Results for the Quarter Ended February 1, 2015

Consolidated Results

For the quarter ended February 1, 2015, revenues rose 11.2% to $125.4 million.

Direct operating expenses increased to $102.3 million from $93.3 million, but as a percentage of total revenues declined to 81.6% from 82.8%.

General and administrative expenses were $9.2 million (7.4% of revenues) compared to $7.7 million (6.8% of revenues) in the year-ago period. General and administrative expenses in fiscal 2015 include a $2.5 million charge for the settlement of amounts due under an employment agreement with the Company’s former chief executive officer. A reduction in share-based compensation costs due principally to a change in the timing of equity awards was partially offset by higher provisions for incentive compensation.

Operating income rose 5.4% to $9.6 million ($12.0 million exclusive of the $2.5 million contract settlement charge in fiscal 2015, or 32.6% over the fourth quarter last year).

Adjusted net income rose 36.3% to $11.4 million ($0.17 per share) compared to $8.3 million ($0.12 per share), in the fourth quarter last year. Adjusted net income and adjusted EPS are non-GAAP measures (see the reconciliation of GAAP to adjusted earnings accompanying this release).

Segment Results

For the quarter ended February 1, 2015, Company Stores revenues increased 12.7% to $83.7 million, while same store sales rose 1.7%. The Company Stores segment posted operating income of $1.4 million compared to $1.6 million last year. The Company opened eight new factory shops in the fourth quarter. Preopening and other start-up costs related to new shops, including shops not yet opened, were approximately $1.3 million in the fourth quarter of fiscal 2015 compared to approximately $150,000 in the fourth quarter last year. The segment’s results for the fourth quarter of fiscal 2015 also reflect charges of approximately $1.0 million for mark-to-market adjustments on wholesale gasoline futures contracts entered into in the fourth quarter to hedge the cost of fuel purchases for fiscal 2016 and 2017. The Company has not designated these derivative contacts as cash flow hedges and, accordingly, changes in their fair values are reflected in earnings as they occur. While a decline in gasoline prices resulted in the fourth quarter mark-to-market charge, significantly lower gasoline prices are expected to benefit fiscal 2016 operating costs and are reflected in management’s earnings outlook.

Domestic Franchise revenues increased 7.6% to $3.4 million, while same store sales rose 4.7%. Domestic Franchise segment operating income was $2.1 million compared to $2.0 million last year.

International Franchise revenues increased 10.6% to $7.6 million, driven by higher royalties and a net 53 shop openings in the quarter. Sales by international franchise shops rose 9.0% to $128 million (16.2% excluding the effects of foreign exchange rate changes), while constant currency same store sales fell 2.6%. International Franchise segment operating income was $5.6 million compared to $4.8 million in the fourth quarter last year.

KK Supply Chain revenues (including sales to Company stores) increased 13.2% to $63.3 million. KK Supply Chain generated operating income of $11.1 million compared to $8.6 million in the fourth quarter last year.

Fiscal 2016 Outlook

Management is reaffirming its outlook for adjusted net income for fiscal 2016 of between $55 million and $59 million ($0.79 to $0.85 per share), compared to $48.3 million ($0.70 per share) in fiscal 2015.

The Company’s outlook reflects, among other things, the following assumptions:

●	10 to 15 net new Company shops
●	10 to 20 net new domestic franchise shops
●	95 to 110 net new international franchise shops
●	Capital expenditures of between $35 million and $45 million including ongoing investments in technology
●	Continued growth in domestic same store sales
●	A reduction in agricultural commodity and fuel costs compared to fiscal 2015
●	Negative effects of a stronger U.S. dollar

Conference Call

The Company will host a conference call to review fiscal 2015 fourth quarter and annual results, as well as management’s outlook for fiscal 2016, this afternoon at 4:30 p.m. (ET). A live webcast of the conference call will be available at www.krispykreme.com. The conference call also can be accessed over the phone by dialing (877) 407-0784 or, for international callers, by dialing (201) 689-8560. An archived replay of the call will be available shortly after its conclusion by dialing (877) 870-5176, or (858) 384-5517 for international callers; the passcode is 13601290. The audio replay will be available through March 18, 2015. A transcript of the conference call will be available on the Company’s website.

About Krispy Kreme

Krispy Kreme is a leading branded specialty retailer and wholesaler of premium quality sweet treats and complementary products, including its signature Original Glazed® doughnut. Headquartered in Winston-Salem, N.C., the Company has offered the highest quality doughnuts and great tasting coffee since it was founded in 1937. Today, there are over 980 Krispy Kreme shops in more than 20 countries around the world. Connect with Krispy Kreme at www.krispykreme.com.

###

Information contained in this press release, other than historical information, should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s beliefs, assumptions and expectations of our future economic performance, considering the information currently available to management. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. The words “believe,” “may,” “forecast,” “could,” “will,” “should,” “would,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “strive” or similar words, or the negative of these words, identify forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the quality of Company and franchise store operations; our ability, and our dependence on the ability of our franchisees, to execute on our and their business plans; our relationships with our franchisees; our ability to implement our domestic and international growth strategy; our ability to implement our domestic small shop operating model; political, economic, currency and other risks associated with our international operations; the price and availability of raw materials needed to produce doughnut mixes and other ingredients, and the price of motor fuel; our relationships with wholesale customers; our ability to protect our trademarks and trade secrets; changes in customer preferences and perceptions; risks related to the food service industry, including food safety and protection of personal information; compliance with government regulations relating to food products and franchising; increased costs or other effects of new government regulations relating to healthcare benefits; and risks associated with implementation of new technology platforms. These and other risks and uncertainties, which are described in more detail in the Company’s most recent Annual Report on Form 10-K and other reports and statements filed with the United States Securities and Exchange Commission, are difficult to predict, involve uncertainties that may materially affect actual results and may be beyond the Company’s control, and could cause actual results, performance or achievements to be materially different from those expressed or implied by any of these forward-looking statements. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Three Months Ended		Year Ended
	February 1,	February 2,	February 1,	February 2,
	2015	2014	2015	2014
	(In thousands, except per share amounts)
Revenues	$125,367	$112,746	$490,334	$460,331
Operating expenses:
Direct operating expenses (exclusive of depreciation and
amortization expense shown below)	102,323	93,302	399,744	376,132
General and administrative expenses	9,221	7,709	28,558	25,149
Depreciation and amortization expense	3,354	2,834	12,840	11,106
Impairment charges and lease termination costs	905	(169)	955	1,374
Operating income	9,564	9,070	48,237	46,570
Interest income	109	144	406	616
Interest expense	(321)	(135)	(856)	(1,057)
Loss on retirement of debt	-	-	-	(967)
Equity in losses of equity method franchisees	53	(47)	(118)	(221)
Other non-operating income and (expense), net	136	96	547	119
Income before income taxes	9,541	9,128	48,216	45,060
Provision for income taxes	2,995	(5,632)	18,156	10,804
Net income	$6,546	$14,760	$30,060	$34,256

Earnings per common share:
Basic	$0.10	$0.22	$0.45	$0.51
Diluted	$0.10	$0.21	$0.44	$0.48

Weighted average shares outstanding:
Basic	66,503	67,222	66,360	67,261
Diluted	68,590	71,045	68,929	71,054

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED BALANCE SHEET
(Unaudited)

	February 1,	February 2,
	2015	2014
	(In thousands)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$50,971	$55,748
Receivables	27,799	25,268
Receivables from equity method franchisees	782	675
Inventories	18,194	16,750
Deferred income taxes	23,245	23,847
Other current assets	6,856	5,199
Total current assets	127,847	127,487
Property and equipment	115,758	92,823
Investments in equity method franchisees	-	-
Goodwill and other intangible assets	30,070	24,097
Deferred income taxes	68,278	83,461
Other assets	10,760	10,678
Total assets	$352,713	$338,546

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of lease obligations	$333	$344
Accounts payable	17,095	16,788
Accrued liabilities	32,530	29,276
Total current liabilities	49,958	46,408
Lease obligations, less current portion	9,354	1,659
Other long-term obligations and deferred credits	25,615	25,386

Commitments and contingencies

SHAREHOLDERS’ EQUITY:
Preferred stock, no par value	-	-
Common stock, no par value	310,768	338,135
Accumulated other comprehensive income	-	-
Accumulated deficit	(42,982)	(73,042)
Total shareholders’ equity	267,786	265,093
Total liabilities and shareholders’ equity	$352,713	$338,546

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Year Ended
	February 1,	February 2,
	2015	2014
	(In thousands)
CASH FLOW FROM OPERATING ACTIVITIES:
Net income	$30,060	$34,256
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	12,840	11,106
Deferred income taxes	15,729	8,014
Impairment charges	901	-
Accrued rent expense	789	784
Loss on retirement of debt	-	967
(Gain) loss on disposal of property and equipment	238	(1,879)
(Gain) on refranchising	(1,247)	(876)
Share-based compensation	4,466	6,452
Provision for doubtful accounts	90	(345)
Amortization of deferred financing costs	108	285
Equity in losses of equity method franchisees	118	221
Unrealized losses on commodity derivative positions	1,498	298
Other	23	27
Change in assets and liabilities:
Receivables	(3,962)	556
Inventories	(1,343)	(4,553)
Other current and non-current assets	(2,358)	1,917
Accounts payable and accrued liabilities	4,867	(1,913)
Other long-term obligations and deferred credits	57	1,595
Net cash provided by operating activities	62,874	56,912
CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(31,447)	(23,419)
Proceeds from disposals of property and equipment	2,341	1,719
Proceeds from refranchising	1,847	681
Acquisition of stores from franchisees	(7,152)	(1,603)
Other investing activities	766	456
Net cash used for investing activities	(33,645)	(22,166)
CASH FLOW FROM FINANCING ACTIVITIES:
Repayment of long-term debt and lease obligations	(384)	(24,658)
Deferred financing costs	-	(132)
Proceeds from exercise of stock options	10,259	2,517
Repurchase of common shares	(43,881)	(23,057)
Net cash used for financing activities	(34,006)	(45,330)
Net decrease in cash and cash equivalents	(4,777)	(10,584)
Cash and cash equivalents at beginning of year	55,748	66,332
Cash and cash equivalents at end of year	$50,971	$55,748

Supplemental schedule of non-cash investing and financing activities:
Assets acquired under leasing arrangements	$8,045	$918

KRISPY KREME DOUGHNUTS, INC.

NON-GAAP FINANCIAL INFORMATION
(Unaudited)

As of February 1, 2015, the Company had net deferred income tax assets of approximately $92 million, of which approximately $44 million related to federal and state net operating loss carryovers. The Company’s federal net operating loss carryovers totaled approximately $159 million.

The Company has reported cumulative pretax income of over $160 million since the beginning of fiscal 2010, and the Company also has generated significant taxable income during this period. However, because of the Company’s utilization of its federal and state net operating loss carryovers and other deferred tax assets, the Company’s cash payments for income taxes have been relatively insignificant during this period. As a result, the provision for income tax expense has substantially exceeded cash payments for income taxes. Until such time as the Company’s net operating loss carryovers are exhausted or expire, GAAP income tax expense is expected to continue to substantially exceed the amount of cash income taxes payable by the Company.

The Company recorded a pretax charge of approximately $2.5 million in the fourth quarter of fiscal 2015 for the settlement of amounts due under an employment agreement with the Company’s former chief executive officer. That officer, who was most recently the Company’s Executive Chairman, transitioned from that role to the non-employee role of non-executive chairman of the board of directors in late January 2015. In the second quarter of fiscal 2014, the Company recorded a charge of $1.0 million related to the retirement of its secured credit facilities, consisting principally of the writeoff of deferred financing costs related to the Company’s term loan, which was retired in full, and the termination of an interest rate hedge related to the term loan. Charges of this nature are not expected to recur on a regular basis.

The following non-GAAP financial information and related reconciliation of adjusted net income to GAAP net income are provided to assist the reader in understanding the effects of the above facts and transactions on the Company’s results of operations. In addition, the non-GAAP financial information is intended to illustrate the material difference between the Company’s income tax expense and income taxes currently payable. These non-GAAP performance measures are consistent with other measurements made by management in the operation of the business which do not consider income taxes except to the extent to which those taxes currently are payable, for example, capital allocation decisions and incentive compensation measurements that are made on a pretax basis.

	Management's		Historical Periods
	Earnings Outlook		Three Months Ended		Year Ended
	Year Ending January 31, 2016		February 1,	February 2,	February 1,	February 2,
	From	To	2015	2014	2015	2014
	(In thousands, except per share amounts)
Net income, as reported	$34,800	$37,200	$6,546	$14,760	$30,060	$34,256
Charge for settlement of employment
contract	-	-	2,464	-	2,464	-
Loss on retirement of debt	-	-	-	-	-	967
Provision for deferred income taxes	20,200	21,800	2,348	(6,424)	15,729	8,014
Adjusted net income	$55,000	$59,000	$11,358	$8,336	$48,253	$43,237

Adjusted earnings per common share:
Basic	$0.82	$0.88	$0.17	$0.12	$0.73	$0.64
Diluted	$0.79	$0.85	$0.17	$0.12	$0.70	$0.61

Weighted average shares outstanding:
Basic	66,800	66,800	66,503	67,222	66,360	67,261
Diluted	69,500	69,500	68,590	71,045	68,929	71,054

KRISPY KREME DOUGHNUTS, INC.

SEGMENT INFORMATION
(Unaudited)

	Three Months Ended		Year Ended
	February 1,	February 2,	February 1,	February 2,
	2015	2014	2015	2014
	(In thousands)
Revenues:
Company Stores:
On-premises sales:
Retail sales	$42,235	$34,590	$151,956	$136,921
Fundraising sales	2,829	2,782	15,406	14,591
Total on-premises sales	45,064	37,372	167,362	151,512
Wholesale sales	38,680	36,957	157,944	155,313
Company Stores revenues	83,744	74,329	325,306	306,825
Domestic Franchise	3,381	3,143	13,450	11,839
International Franchise	7,631	6,900	28,598	25,607
KK Supply Chain:
Total revenues	63,292	55,913	244,688	231,229
Less – intersegment sales elimination	(32,681)	(27,539)	(121,708)	(115,169)
External KK Supply Chain revenues	30,611	28,374	122,980	116,060
Total revenues	$125,367	$112,746	$490,334	$460,331

Operating income:
Company Stores	$1,377	$1,631	$9,287	$11,334
Domestic Franchise	2,058	1,962	8,103	8,083
International Franchise	5,587	4,758	20,026	17,977
KK Supply Chain	11,051	8,617	41,823	36,953
Total segment operating income	20,073	16,968	79,239	74,347
General and administrative expenses	(9,221)	(7,709)	(28,558)	(25,149)
Corporate depreciation and amortization expense	(383)	(358)	(1,489)	(1,254)
Impairment charges and lease termination costs	(905)	169	(955)	(1,374)
Consolidated operating income	$9,564	$9,070	$48,237	$46,570

Depreciation and amortization expense:
Company Stores	$2,782	$2,256	$10,534	$9,039
Domestic Franchise	14	47	135	119
International Franchise	1	1	5	7
KK Supply Chain	174	172	677	687
Corporate	383	358	1,489	1,254
Total depreciation and amortization expense	$3,354	$2,834	$12,840	$11,106

KRISPY KREME DOUGHNUTS, INC.

SELECTED OPERATING STATISTICS
 (Unaudited)

	February 1,	November 2,	August 3,	May 4,
	2015	2014	2014	2014
Systemwide Store Count:
Company stores	111	104	103	97
Domestic Franchise stores	167	165	160	163
International Franchise stores	709	656	621	595
	987	925	884	855

	Three Months Ended		Year Ended
	February 1,	February 2,	February 1,	February 2,
	2015	2014	2015	2014
Systemwide sales (in thousands):(1)
Company stores	$83,037	$73,732	$322,521	$303,973
Domestic Franchise stores	83,496	80,537	337,072	317,864
International Franchise stores	127,550	116,974	476,364	438,027
International Franchise stores, in constant dollars(2)	127,550	109,729	476,364	428,950

Change in same store sales (on-premises sales only):(3)
Company stores	1.7%	2.4%	1.2%	7.4%
Domestic Franchise stores	4.7	7.0	4.2	10.4
International Franchise stores	(8.1)	(6.5)	(4.6)	(8.0)
International Franchise stores, in constant dollars(2)	(2.6)	(0.8)	(2.6)	(3.3)

Company Stores - change in same store sales attributable to:
Retail menu pricing	1.7%	3.7%	1.9%	3.4%
Guest check average (exclusive of menu of pricing)	1.7	(1.7)	(0.9)	(0.9)
Customer count	(1.2)	0.4	0.1	4.7
Fundraising pricing	0.5	-	0.6	-
Other	(1.0)	-	(0.5)	0.2
Total	1.7%	2.4%	1.2%	7.4%

Change in Same Store Customer Count - Company stores
(retail sales only)(3)	(1.3)%	0.5%	0.1%	5.3%

Average guest check - Company stores (retail sales only)	$7.66	$7.32	$7.56	$7.47

Company Stores - store operating weeks	1,415	1,215	5,284	4,864

Wholesale Metrics - Company Stores:(4)
Grocers/mass merchants:
Change in average weekly number of doors	3.5%	(6.4)%	1.5%	(6.2)%
Change in average weekly sales per door	-	3.4	(0.3)	9.7
Convenience stores:
Change in average weekly number of doors	0.2%	(0.1)%	2.5%	(0.3)%
Change in average weekly sales per door	0.8	(2.8)	(2.0)	3.2

(1)	Systemwide sales, a non-GAAP financial measure, include sales by both Company and franchise Krispy Kreme stores. The Company believes systemwide sales data are useful in assessing consumer demand for the Company’s products, the overall success of the Krispy Kreme brand and, ultimately, the performance of the Company. All of the Company’s royalty revenues are computed as percentages of sales made by the Company’s domestic and international franchisees, and substantially all of KK Supply Chain’s external sales of doughnut mixes and other ingredients ultimately are determined by demand for the Company’s products at franchise stores. Accordingly, sales by the Company’s franchisees have a direct effect on the Company’s royalty and KK Supply Chain revenues, and therefore on the Company’s profitability. The Company’s consolidated financial statements appearing elsewhere herein include sales by Company stores, sales to franchisees by the KK Supply Chain business segment, and royalties and fees received from franchise stores based on their sales, but exclude sales by franchise stores to their customers.
(2)	Computed on a pro forma basis assuming the average rate of exchange between the U.S. dollar and each of the foreign currencies in which the Company’s international franchisees conduct business had been the same in the comparable prior year period.
(3)	The change in “same store sales” represents the aggregate on-premises sales (including fundraising sales) during the current year period for all stores which had been open for more than 78 consecutive weeks during the current year period (but only to the extent such sales occurred in the 79th or later week of each store’s operation) divided by the aggregate on-premises sales of such stores for the comparable weeks in the preceding year period. Once a store has been open for at least 79 consecutive weeks, its sales are included in the computation of same stores sales for all subsequent periods. In the event a store is closed temporarily (for example, for remodeling) and has no sales during one or more weeks, such store’s sales for the comparable weeks during the earlier or subsequent period are excluded from the same store sales computation. The change in “same store customer count” is similarly computed, but is based upon the number of retail transactions reported in the Company’s point-of-sale system.
(4)	For Company wholesale sales, “average weekly number of doors” represents the average number of customer locations to which product deliveries are made during a week by Company Stores, and “average weekly sales per door” represents the average weekly sales to each such location by Company Stores.

KRISPY KREME DOUGHNUTS, INC.

STORE COUNT
(Unaudited)

	Number of Company Stores
	Factory
	Stores	Hot Shops	Fresh Shops	Total
Three months ended February 1, 2015
November 2, 2014	83	20	1	104
Opened	8	-	-	8
Closed	-	(1)	-	(1)
Change in store type	1	(1)	-	-
February 1, 2015	92	18	1	111

Year ended February 1, 2015
February 2, 2014	76	18	1	95
Opened	13	-	-	13
Closed	-	(1)	-	(1)
Change in store type	2	(2)	-	-
Transferred to Domestic Franchise	(1)	-	-	(1)
Transferred from Domestic Franchise	2	3	-	5
February 1, 2015	92	18	1	111

Three months ended February 2, 2014
November 3, 2013	75	18	1	94
Opened	1	-	-	1
Closed	-	-	-	-
February 2, 2014	76	18	1	95

Year ended February 2, 2014
February 3, 2013	76	20	1	97
Opened	6	-	-	6
Closed	(1)	(1)	-	(2)
Change in store type	1	(1)	-	-
Transferred to Domestic Franchise	(6)	-	-	(6)
February 2, 2014	76	18	1	95

KRISPY KREME DOUGHNUTS, INC.

STORE COUNT
(Unaudited)

	Number of Domestic Franchise Stores
	Factory
	Stores	Hot Shops	Fresh Shops	Total
Three months ended February 1, 2015
November 2, 2014	113	39	13	165
Opened	3	-	-	3
Closed	-	-	(1)	(1)
February 1, 2015	116	39	12	167

Year ended February 1, 2015
February 2, 2014	107	37	15	159
Opened	10	5	-	15
Closed	-	-	(3)	(3)
Transferred from Company Stores	1	-	-	1
Transferred to Company Stores	(2)	(3)	-	(5)
February 1, 2015	116	39	12	167

Three months ended February 2, 2014
November 3, 2013	106	35	14	155
Opened	1	2	1	4
Closed	-	-	-	-
February 2, 2014	107	37	15	159

Year ended February 2, 2014
February 3, 2013	99	29	14	142
Opened	2	8	1	11
Closed	-	-	-	-
Transferred from Company stores	6	-	-	6
February 2, 2014	107	37	15	159

KRISPY KREME DOUGHNUTS, INC.

STORE COUNT
(Unaudited)

	Number of International Franchise Stores
	Factory
	Stores	Hot Shops	Fresh Shops	Kiosks	Total
Three months ended February 1, 2015
November 2, 2014	133	9	348	166	656
Opened	3	1	32	21	57
Closed	-	-	(2)	(2)	(4)
Change in store type	(3)	(1)	3	1	-
February 1, 2015	133	9	381	186	709

Year ended February 1, 2015
February 2, 2014	125	9	296	144	574
Opened	15	1	89	46	151
Closed	(4)	-	(7)	(5)	(16)
Change in store type	(3)	(1)	3	1	-
February 1, 2015	133	9	381	186	709

Three months ended February 2, 2014
November 3, 2013	123	9	287	144	563
Opened	6	-	15	5	26
Closed	(3)	-	(7)	(5)	(15)
Change in store type	(1)	-	1	-	-
February 2, 2014	125	9	296	144	574

Year ended February 2, 2014
February 3, 2013	120	9	257	123	509
Opened	15	-	53	28	96
Closed	(8)	-	(17)	(6)	(31)
Change in store type	(2)	-	3	(1)	-
February 2, 2014	125	9	296	144	574

Krispy Kreme Contacts:

Media:	Investor Relations:

Lafeea Watson	Anita K. Booe
(336) 726-8878	(336) 703-6902
lwatson@krispykreme.com	abooe@krispykreme.com